UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 27, 2025
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD.

In connection with confidential discussions with an ad hoc group of holders (the “Ad Hoc Group”) of the 9.250% Senior Secured Notes due 2029 (the “Notes”) of Coronado Global Resources Inc. (the “Company”), the Company entered into certain non-disclosure agreements (the “Agreements”) that facilitated its ability to engage in discussion with the Ad Hoc Group regarding one or more potential transactions involving the Notes (a “Potential Transaction”).

Pursuant to the Agreements, the Company agreed to publicly disclose certain confidential information previously furnished to the Ad Hoc Group (collectively, the “Cleansing Materials”) upon occurrence of certain events set forth in the Agreements. The Company is not at this time continuing negotiations with the Ad Hoc Group. The Cleansing Materials are attached as Exhibit 99.1 hereto in satisfaction of the Company’s public disclosure obligations under the Agreements.

The Cleansing Materials are prepared solely to facilitate discussions with the Ad Hoc Group and were not prepared with a view towards public disclosure, and thus should not be relied upon to make any investment decisions with respect to the Company or its securities. The Cleansing Materials should not be regarded as an indication that the Company or any third party considers the Cleansing Materials to be a reliable prediction of future events, and the Cleansing Materials should not be relied upon as such. Neither the Company nor any third party makes any representation to any person regarding the accuracy or completeness of any of the information contained in the Cleansing Materials or undertakes any obligation to update the Cleansing Materials to reflect circumstances existing after the date when the Cleansing Materials were prepared or conveyed or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Cleansing Materials become or are shown to be incorrect.

The information set forth in this Current Report and the exhibit attached hereto are not an offer to sell or exchange, or solicitation of an offer to buy or exchange, any securities, or a solicitation of consents with respect to any of the Company’s securities.

The information included in this Current Report under Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the U.S. Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Cleansing Materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Barend J. van der Merwe
Name:	Barend J. van der Merwe
Title:	Chief Financial Officer

Date:	October 27, 2025